UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 6, 2009, in connection with its annual equity grants to employees, the Compensation Committee of the Board of Directors of Robbins & Myers, Inc. (the “Company”) granted Restricted Share Units (“RSUs”) to certain of the Company’s executive officers under the Robbins & Myers, Inc. 2004 Incentive Stock Plan as Amended. The Compensation Committee elected to award RSUs rather than restricted stock, which had been awarded in prior years. Each RSU represents the right to receive one common share of the Company and vests over three years in equal annual installments provided that the employee remains in service with the Company as of the vesting date. The vested RSUs are converted into common shares upon the earlier of three years after the date of grant, the employee’s termination of service with the Company, or a change of control of the Company. The Company’s executive officers received the following RSU awards:
Peter C. Wallace, President and Chief Executive Officer, 12,120 RSUs;
Christopher M. Hix, Vice President, Finance and Chief Financial Officer, 3,320 RSUs;
Saeid Rahimian, President, Fluid Management Group, 3,730 RSUs;
Kevin J. Brown, Corporate Controller, 930 RSUs.
The Compensation Committee also approved a form of Restricted Share Unit Award Agreement, which is included as Exhibit 10.1 to this Report.
Item 9.01 Financial Statements and Exhibits
10.1	Form of Restricted Share Unit Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: October 13, 2009	By:	/s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer

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